UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy M. Martin as Senior Vice President
and Chief Accounting Officer

On December 1, 2006, the Company announced that it had appointed Timothy M. Martin as the Company’s Senior Vice President and Chief Accounting Officer, effective December 11, 2006. In that connection, Christopher P. Marr, the Company’s Chief Financial Officer, will relinquish the responsibilities of the principal accounting officer, effective as of December 11, 2006.

The Company’s press release announcing Mr. Martin’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Martin, age 35, has served as Vice President - Finance and Treasurer of Brandywine Realty Trust, a publicly-traded office real estate investment trust since January 2006, as Brandywine’s Principal Financial Officer since May 2006, and in other roles including Vice President and Chief Accounting Officer since 1997. From 1993 to 1997, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

No "family relationships," as that term is defined in Item 401(d) of Regulation S-K, exists between Mr. Martin and any trustee, nominee for election as a trustee or executive officer of the Company. Other than in connection with his employment with the Company, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Martin had or will have a direct or indirect material interest.

Employment Agreement

In connection with Mr. Martin’s appointment, the Company expects to enter into an Employment Agreement with Mr. Martin. The term of the Employment Agreement will end on December 31, 2007, with automatic one-year renewals, unless either the Company or Mr. Martin elects not to renew the Employment Agreement. Under the Employment Agreement, Mr. Martin will receive an annual salary of $225,000, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the Compensation Committee of the Board of Trustees. Mr. Martin will be paid a bonus, as determined by the Company’s Board of Trustees or the Compensation Committee, of not less than $100,000 for his performance in 2006, and, thereafter, will be eligible to participate in any bonus plan established by the Compensation Committee. In addition, Mr. Martin will be eligible to participate in the Company’s Executive Deferred Compensation Plan, and in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans the Company adopts for comparable senior level executives. Among other perquisites, Mr. Martin will receive either an annual automobile allowance of $6,000, or the Company will provide him with a suitable automobile.

In the event Mr. Martin’s Employment Agreement is terminated for disability or death, he (or the beneficiaries of his estate, as the case may be) would receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), and reimbursement for expenses incurred but not paid prior to the date of termination, and all equity awards would immediately vest and become fully exercisable. If the Company terminates Mr. Martin’s Employment Agreement for "cause" or Mr. Martin terminates his Employment Agreement without "good reason," he would only have the right to receive any accrued and unpaid salary, vacation and other benefits, any bonus as provided for in the bonus plan, and reimbursement for expenses incurred but not paid prior to the date of termination.

If the Company terminates Mr. Martin’s Employment Agreement without "cause," or Mr. Martin terminates his Employment Agreement for "good reason," he would have the right to receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, continued medical, prescription and dental benefits for eighteen months, and a cash payment equal to two times the sum of his annual salary as of the date of the termination of the Employment Agreement and the average bonus actually paid for the prior two calendar years. In addition, all equity awards would immediately vest and become fully exercisable.

If the Company elects not to renew Mr. Martin’s Employment Agreement, he would have the right to receive a cash payment equal to one times the sum of his annual salary as of the date of expiration of the Employment Agreement and the average bonus actually paid for the prior two calendar years.

The Employment Agreement will define "cause" as the Executive’s conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to the Company’s business or the business of the Company’s affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or noncompetition agreement; or willful and continuing breach of the Employment Agreement.

The Employment Agreement will define "good reason" as a material reduction in Mr. Martin’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a reduction in his annual salary; the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company’s business to assume and perform the Employment Agreement; a change in control (as defined in the Employment Agreement); the Company’s material and willful breach of the Employment Agreement; or the Company’s requirement that Mr. Martin’s work location be moved more than 50 miles from the Company’s place of business in Philadelphia, Pennsylvania unless Mr. Martin’s work location is closer to his primary residence.

The Employment Agreement will also provide that Mr. Martin would receive from the Company a cash payment sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

Restricted Share Agreement

The Company also expects to grant to Mr. Martin, upon the commencement of his employment with the Company, a number of restricted shares that is equal to $200,000 divided by the closing price of the Company’s common shares on the date of grant. The restricted shares will be issued pursuant to a Restricted Share Agreement under the Company’s 2004 Equity Incentive Plan, and will vest ratably over a five-year period, one-fifth per year on each of the first five anniversaries of the grant date, provided Mr. Martin remains employed by the Company. Mr. Martin will be entitled to receive dividends on the restricted shares and to vote these shares from the date of grant.

Indemnification Agreement

In connection with Mr. Martin’s appointment, the Company and U-Store-It, L.P., a Delaware limited partnership, of which the Company is the sole general partner, expect to enter into an Indemnification Agreement with Mr. Martin pursuant to which he will be entitled to be indemnified to the maximum extent provided by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer of the Company.

Noncompetition Agreement

The Company also expects to enter into a Noncompetition Agreement with Mr. Martin containing a covenant not to compete for a period that is the longer of the three-year period beginning as of the date of the Noncompetition Agreement, or the period of Mr. Martin’s service as an officer or Trustee of the Company plus an additional one-year period. The Noncompetition Agreement will provide that Mr. Martin will not, directly or indirectly, engage in any business involving self storage facility development, construction, acquisition or operation or own any interest in any self-storage facilities in each case in the United States of America, other than up to 5 percent of the outstanding shares of any public company. The Noncompetition Agreement will also contain a nonsolicitation covenant that applies to employees and independent contractors. The nonsolicitation covenant lasts for a period that is the longer of either the three-year period beginning as of the date of the Noncompetition Agreement or the period of Mr. Martin’s service as an officer or Trustee of the Company plus an additional two-year period.

The foregoing descriptions of the Employment Agreement, the Restricted Share Agreement, the Indemnification Agreement and the Noncompetition Agreement are qualified in their entirety by the full terms and conditions of each agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No. Description

99.1 Press Release of U-Store-It Trust, dated December 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

December 1, 2006	By:	Dean Jernigan

Name: Dean Jernigan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of U-Store-It Trust, dated December 1, 2006